POWER OF ATTORNEY
For Executing Forms 3, 4 and 5 of the United States Securities and Exchange Commission

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Amy A. Miraglia, Claire H. Hanna and Matthew S. Shaw signing singly as my true and lawful attorney-in-fact to:

(1)	execute and file for and on behalf of the undersigned, in the undersigned's capacity as an officer of InterDigital, Inc. (the "company") Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 nor shall they be liable or accountable in any respect for any act or omission undertaken in good faith and not in reckless disregard of the obligations assumed hereunder.

This power of attorney shall become effective immediately, and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, with respect to the undersigned's holdings of and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

EXECUTED this 23rd day of July, 2013.

/s/ Jannie. K. Lau

ACKNOWLEDGEMENT

State of Delaware					:
							:  SS:
County of New Castle					:

ON THIS, the 23rd day of July 2013, before me, a notary public, the undersigned, personally appeared Jannie K. Lau, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within power of attorney, and acknowledged that he/she executed the same for the purposes therein contained, and desired that it be recorded as such.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


/s/ Rebecca G. Swavely
Notary Public

My commission expires:  March 16, 2014